EXHIBIT 10.31

                   AMENDMENT TO GCI HEALTH CARE CENTERS, INC.
                    MASTER LEASE DOCUMENT AND FACILITY LEASES


         AMENDMENT dated as of October 1, 1994 between HEALTH AND RETIREMENT PROPERTIES TRUST (known in Wisconsin as "Health and Rehabilitation Properties REIT"), a real estate investment trust formed under the laws of the State of Maryland ("HRP") and GCI HEALTH CARE CENTERS, INC., a Delaware corporation ("GCIHCC")

                              W I T N E S S E T H:

         WHEREAS, HRP, as landlord, and GCIHCC, as tenant, have entered into a Master Lease Document, General Terms and Conditions dated as of June 30, 1992, as amended (the "Master Lease"), and have also executed Facility Leases which incorporate by reference the Master Lease (collectively, the "Facility Leases") relating to the health care facilities described on Exhibit A-2 to the Master Lease;

         WHEREAS, HRP and GCIHCC have agreed to amend the Master Lease and the Facility Leases as hereinafter provided;

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, HRP and GCIHCC agree as follows:

                      SECTION 1. AMENDMENTS TO MASTER LEASE

         The Master Lease is hereby amended as follows:

         (a) Section 3.1.2 of the Master Lease is amended in full to read as follows:

                  3.1.2    Additional Rent.

                  Tenant shall pay Landlord  additional rent ("Additional Rent")
         (a) for the Collective Leased Properties in the amount of $100,000 on or before December 31, 1995, and (b) for the applicable Leased Property, in advance on the first day of each calendar month of each calendar year, commencing January 1, 1996, in an amount equal to the product of (x) the Minimum Rent for the applicable Leased Property as at December 31 of the prior year multiplied by (y) seventy-five percent (75%) of the percentage increase in the Index (as hereinafter defined) since September 30, 1994 as measured at December 31 of such prior year; provided that the amount of each monthly installment of Additional Rent payable for any calendar year may not exceed an amount that, when aggregated with the monthly installment of Minimum Rent for the applicable Leased Property for such year, would exceed the sum of the monthly installments of Minimum Rent and


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         Additional Rent for the applicable  Leased Property for December of the previous year by more than 2%. As used herein, the term "Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, Boston, Massachusetts, All Items 1982-1984=100. The Index is presently published by the Bureau of Labor Statistics of the United States Department of Labor. In the event publication of the Index ceases, the computation of the Additional Rent due from Tenant during each year with respect to which the Index is to be applied shall be computed upon the basis of whatever index published by the United States Department of Labor at that time is most nearly comparable as a measure of general changes in price levels for the Boston area.


                    SECTION 2. AMENDMENTS TO FACILITY LEASES

         The first sentence of Paragraph 6 of the Facility Lease for each Leased Property is hereby amended to provide that the annual amount of initial Minimum Rent and the amount of each monthly installment of initial Minimum Rent are the respective amounts set forth on Schedule 1 hereto.


              SECTION 3. EFFECT ON MASTER LEASE AND FACILITY LEASES

         (a) Except as specifically provided above, the Master Lease and the Facility Leases shall remain in full force and effect and each is hereby ratified and confirmed.

         (b) The amendments set forth herein (i) do not constitute an amendment, waiver or modification of any term, condition or covenant of the Master Lease or any Facility Lease, or any of the instruments or documents referred to therein, other than as specifically set forth herein, and (ii) shall not prejudice any rights which HRP or its successors and assigns may now or hereafter have under or in connection with the Master Lease and the Facility Leases, as amended hereby, or any of the instruments or documents referred to therein.

                            SECTION 4. EFFECTIVENESS

         This Amendment shall become effective as of the date first above indicated when a counterpart to this Amendment shall have been executed by each of the parties hereto.

                      SECTION 5. COSTS, EXPENSES AND TAXES

         GCIHCC agrees to pay all costs and expenses of HRP in connection with the preparation, reproduction, execution and delivery of this Amendment, including the reasonable fees and expenses of Sullivan & Worcester, special counsel to HRP with respect thereto.

                            SECTION 6. GOVERNING LAW

         THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.


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         THIS  AMENDMENT  SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE  WITH
THE INTERNAL SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

                       SECTION 7. NO LIABILITY OF TRUSTEES

         THE DECLARATION OF TRUST OF HRP, DATED OCTOBER 9, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HRP SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HRP. ALL PERSONS DEALING WITH HRP, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HRP FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.


         IN WITNESS WHEREOF, the parties have executed this amendment as a sealed instrument as of the date first above written.

                                   LANDLORD:

                                   HEALTH AND RETIREMENT
                                   PROPERTIES TRUST,
                                   a Maryland real estate
                                   investment trust


                                   By: /s/ David J. Hegarty
                                       Name:  David J. Hegarty
                                       Title: Executive Vice President

                                   TENANT:

                                   GCI HEALTH CARE CENTERS, INC.


                                   By: /s/
                                       Name:
                                       Title:




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                             SCHEDULE 1 TO AMENDMENT

                    Schedule of Revised Minimum Rent Amounts



                                                              Amount of Monthly
                                           Aggregate Yearly    Installment of
Facility Name                    State       Minimum Rent       Minimum Rent
-------------                    -----     ----------------   -----------------
Mom & Dad's Home & Health         SD         $  435,718          $ 36,310.00
Care Center, Sioux Falls
Village Green Nursing Home,       AZ            408,555            34,046.00
Phoenix
La Sallette Rehabilitation and    CA            407,499            33,958.00
Convalescent Hospital, Stockton
Huron Nursing Home and            SD            545,791            45,483.00
Sunquest Village of Huron,
Huron
La Mesa Care Center and           AZ            401,268            33,439.00
                                             ----------          -----------
Sunquest Village of Yuma,
Yuma
                                            $ 2,198,831          $183,236.00
                                            ===========          ===========